                                                              EX-3.(ii)(x)


                                     AMENDED
                               OPERATING AGREEMENT
                                       of
                         NORTHERN COLORADO HOLDINGS, LLC

      This is the Amended Operating Agreement of Northland Holdings, LLC, a Virginia limited liability company (the "Company"), entered into as of this 10th day of December, 1997, by and among BMC Holdings, LLC, a Virginia limited liability company, and Northern Colorado Management, Inc., a Virginia corporation, the Company's members [each (and each other person or entity while hereafter admitted as a Member) a "Member", and collectively with each other Member, the "Members"].

      1. Name. The name of the Company is Northern Colorado Holdings, LLC. The business of the Company may be conducted under such trade or fictitious name or names as the Members may select from time to time.

      2. Principal Office. The Company's principal office, where the Company's principal executive offices are located and at which the records required to be maintained by the Act (hereinafter defined) are to be kept shall be located at 420 NW Fifth Street, Suite 3-B, Evansville, Indiana 47708, or at such other place or places as the Members may determine from time to time.

      3. Capital Accounts.

            (a) Capital Contributions. The amount of the Members' capital contributions (to be made simultaneously with their execution of this agreement) are set forth on Exhibit A; such Members shall not be required to lend or make any additional capital contribution.

            (b) Capital Accounts; Allocations. A separate capital account (singly, a "Capital Account"; collectively, the "Capital Accounts"), shall be established and maintained for each Member. As of any date, the amount of a Member's Capital Account shall be adjusted and any allocations of the Company's income, gain, loss, deductions, or credits (or items thereof) shall be determined and made as hereinafter provided and in accordance with the Company's records and, to the extent consistent herewith, applicable provisions of the Virginia Limited Liability Company Act as it may be amended or superseded from time to time (the "Act"):

                  (i) Each Member's Capital Account (a) shall be increased by
            (i) the cash amount or agreed fair market value of all contributions hereafter made by such Member to the Company, (ii) any net income allocated (but not distributed) to such Member pursuant to this
            Section 3,
            and any items in the nature of income or gain that are specially allocated (but not distributed) to such Member, and (iii) the amount of any Company liabilities assumed by such Member or secured by any property of the Company distributed to such Member, and (b) shall be decreased by (i) the cash amount or agreed fair market value of all actual or deemed distributions of cash or property made to such Member pursuant to this agreement, (ii) any net loss allocated to such Member pursuant to this Section 3, and any items in the nature of expenses or losses that are specially allocated to such Member, and (iii) the amount of any liabilities of such Member assumed or secured by the Company. In determining the amount of any such liabilities, there shall be taken into account the provisions of ss. 752(c), and any other applicable provisions, of the Internal Revenue Code as amended from time to time (the "Code") and any applicable regulations (the "Regulations"; singly, a "Regulation") thereunder.

                  (ii) In accordance with Regulation ss. 1.704, at appropriate times, the Capital Accounts of all Members and the carrying values of all Company properties shall be adjusted upwards or downwards to reflect any unrealized gain or loss attributable to each Company property, as if such unrealized gain or loss had been recognized upon an actual sale of each such property at such time and had been allocated to the Members pursuant to this Section 3. Similarly, in accordance with such Regulation, immediately prior to the distribution in kind of any Company property to a Member (including pursuant to a liquidation of the Company) the Capital Accounts of the Members shall be adjusted to reflect any unrealized gain or loss attributable to such property as if such unrealized gain or loss had been recognized upon an actual sale of such property at such time and had been allocated to the Members pursuant to this Section 3. Such unrealized gain or loss shall be determined using such methods of valuation as the Members in their sole discretion deem appropriate.

                  (iii) For purposes of this agreement, net income, gross income and net loss shall be computed in the same manner as determined for federal income tax purposes, with the modifications set forth in Regulation ss. 1.704.

                  (iv) Should any Member's adjusted capital account balance
            become negative as a result of any adjustment, allocation, or distribution, thereafter, acting as


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

            rapidly as is possible, from time to time such Member's share of the Company's income and gain, if any, shall be separately allocated to such Member's Capital Account until such time as such Member's Capital Account deficit is eliminated.

                  (v) Non-recourse deductions shall be allocated in a manner that is reasonably consistent with other allocations of items of income, gain, or loss attributable to the property securing the non-recourse liabilities. In the first year in which the Company has non-recourse deductions or makes distributions attributable to an increase in minimum gain as defined in the Regulations, this agreement shall be deemed to include a "minimum gain chargeback" in accordance with the Regulations.

      4. Members. No person or entity shall be or become a Member of the Company unless named as a Member herein or hereafter admitted as a Member of the Company with the prior written consent of all then Members. The time of admission of any such new Member shall begin when such Member's status is first reflected in writing in the Company's records, and not before. Any Member may resign, but (unless the Members agree otherwise in writing) any such resignation shall first become effective thirty (30) calendar days after the Company shall have received written notice thereof, and not before.

      5. Transfer of Interests. Other than with the prior, written consent of all Members, an assignee or other transferee of an interest in the Company (by operation of law or otherwise) shall not thereby become a Member of the Company nor thereby acquire any proprietary right in nor right to become a Member or to participate in the affairs or management of the Company. Any attempted assignment or other transfer of a Member's rights in violation of this agreement shall be void. Without such prior written consent, by any written assignment, pledge, encumbrance, or other transfer (jointly and severally, a "Transfer") a Member may assign and transfer to and entitle the assignee or transferee to receive only (as and to the extent expressly so assigned or transferred) any share of the profits or losses or asset distributions of the Company that the assignor or transferor Member thereafter otherwise would have been or become entitled to hereunder, and nothing more.

      6. Ceasing to be a Member. Upon any Member's death, expulsion, resignation, dissolution, incompetency, or bankruptcy, such person or entity shall cease to be a Member. Any payment made to a Member's successor in interest, personal representative, executor, or administrator shall acquit the Company of any and all liability to such Member and to any such person as may be interested in any such payment by reason of such Member's death, expulsion, resignation, dissolution, incompetency, or bankruptcy.

      7. Certificate; Membership; Voting Rights of Members; Transfer. Each Member shall be entitled to a membership certificate (the "Certificate") evidencing such Member's interest in the Company and the number of votes entitled to be cast by such Member in voting by the Members, which Certificate shall be in such form and contain such substance as may be agreed upon by the Members or required by law. The Company shall maintain a Certificate register (the "Certificate Register") recording ownership of all Certificates then outstanding and the number of votes entitled to be cast by each Member in voting by the Members, which register, at all times, shall be conclusive evidence of each Member's interest in the Company and voting rights. Any transfer of a Member's interest in the Company, in whole or in part, other than a Transfer of an interest in a Member's share of the Company's profits or losses or assets on distribution as provided for in Section 5, shall become effective only upon (i) surrender of each Certificate representing the Member's interest then being transferred accompanied by a written assignment applicable thereto, all in form and substance satisfactory to the Company, and duly executed by the transferor, and (ii) recordation of such transfer on the Company's Certificate Register.

      8. Management. The Company's business is to be managed by the Members, who shall have the exclusive right to manage the Company in their capacity as Members. The Members shall, however, have the authority from time to time to delegate specific day-to-day management functions to one or more of such persons, employees, agents, or consultants (including any affiliate of a Member) as they unanimously shall select at any time, or from time to time. Any instrument or agreement may be executed and delivered on behalf of the Company by a Member or by the Company's agent or delegate as expressly designated in writing by the Members for such purpose, including any deed or deed of trust purporting to convey or encumber, in whole or in part, any or all of the assets of the Company, any note or other evidence of indebtedness, lease agreement, security agreement, financing statement, contract of sale, or other instrument, and no other signature shall be required for any such instrument, conveyance, or agreement to be valid, binding and enforceable against the Company in accordance with its terms.

      9. Compensation and Reimbursement of Members. Members may receive compensation for the reasonable value of any services rendered in managing the Company, and the Company shall pay, or reimburse all expenses reasonably incurred by any Member in connection with managing the Company.

      10. Certain Actions, Taxes. On the Company's behalf, the Members may make any election permitted by Section 754 of the Code with respect to adjustments to basis of the Company's property.

      11. Authority of the Members to Engage in Other Businesses. Any Member, or any affiliate of a Member may engage in and/or possess an interest in other business ventures of any nature and description, independently or with others, including but not limited to the ownership, financing, leasing, operation, management, and development of businesses that may compete with the Company; and neither the Company nor the Members shall have any right by virtue of this agreement in or to any other venture or to any income or profits derived therefrom. No Member, or any affiliate of any Member shall be obligated to present any particular investment opportunity to the Company even if such opportunity is of a character that, if presented to the Company, could be taken by the Company, and each of them shall have the right to take for its own account (individually or otherwise) or to recommend to others any such particular investment opportunity.

      12. Authority of Persons to Deal with the Company. The Company may, but shall not be required to, transact business with, borrow money from, or lend money to any Member, or any affiliate thereof, and such person or entity shall, subject to applicable law, have the same rights and obligations with respect thereto as would a person who was not such a Member or affiliate.

      13. Profits and Losses, Distributions, Books, Records, Reports, etc.

            (a) As and to the extent permitted and not prohibited by the Act, and as determined by a majority vote of the Members, the Company's profits and losses (and any then distributions of the Company's cash or other assets) shall be allocated and distributed among the Members at least annually in proportion to their then Capital Accounts as reflected in the Company's records.

            (b) The Company shall maintain and keep at its principal office described in Section 2 complete and accurate books of account as required pursuant to the Act. Each Member shall have access thereto at all reasonable times and the right to inspect and copy such books and records either directly or through a person designated by such Member.

            (c) The Company shall send to all Members an annual report, containing a balance sheet, income statement, and statement of changes in financial position, and all information necessary for each Member to prepare its federal income tax return.

      14. Exculpation. Except by reason of acts or omissions of the Member found by a court of competent jurisdiction upon entry of a final judgment to be due to bad faith, fraud, willful misconduct or a knowing violation of the criminal law, in any proceeding brought by or in the right of the Company or by or on behalf of any Member, no Member shall be liable, responsible, or accountable in damages or otherwise to the Company or to any Member, or to any successor, assignee or transferee of the Company or of any Member, for any losses, claims, damages or liabilities arising from (i) any act performed, or the omission to perform any act, within the scope of the authority conferred on the Member by this agreement, (ii) the performance by the Member of, or the omission to perform, any acts on advice of legal counsel, accountants or other professional consultants to the Company; or (iii) the negligence, dishonesty or bad faith of any consultant, employee, or agent of the Company selected or engaged by the Member in good faith.

      15. Exoneration. No Member or agent of the Company, jointly or severally, shall be liable or have any obligation for any liability of the Company, whether arising in contract, tort, or otherwise, solely by reason of being such Member or agent of the Company.

      16. Indemnification and Advances.

            (a) To the full extent permitted by law, the Company shall indemnify, defend and hold each Member harmless from and against, and may, with the approval of a majority vote of the Members, indemnify, defend and hold the Company's and the Member's respective affiliates, agents, employees, advisors, consultants and other independent contractors, harmless from and against, any loss, liability, damage, fine, judgment, penalty, attachment, cost or expense, including reasonable attorneys' fees, arising from any demands, claims or lawsuits against the Member or the Company's or the Member's respective affiliates, agents, employees, advisors, consultants or other independent contractors, in or as a result of or relating to its capacity, actions or omissions as Member, or as an affiliate, agent, employee, advisor, consultant or other independent contractor of the Company, or arising from or relating to the business or activities undertaken on behalf of the Company, including, without limitation, any demands, claims or lawsuits initiated by a Member; provided that the acts or omissions of the Member or the Company's or the Member's affiliate, agent, employee, advisor, consultant or other independent contractor seeking indemnification are not found by a court of competent jurisdiction upon entry of a final judgment to be the result of bad faith, fraud, willful misconduct, or a knowing violation of the criminal law by the person seeking indemnification, or to have violated such a lesser standard of conduct as under applicable law affirmatively prevents indemnification hereunder. The termination of any action, suit or proceeding by judgment, order, settlement, plea of nolo contendere or its equivalent, or conviction shall not, of itself, create a presumption that the Member or the Company's or the Member's respective affiliates, agents, employees, advisors, consultants or other independent contractors shall not be entitled to indemnification hereunder or that the Member or the Company's or the Member's respective affiliates, agents, employees, advisors, consultants or other independent contractors did not act in good faith and in a manner that it or they reasonably believed to be in or not opposed to the best interests of the Company.

            (b) Subject to the limitations herein, a Member shall be entitled to receive, upon application therefor, and the Company's or the Member's respective affiliates, agents, employees, advisors, consultants or other independent contractors shall be entitled to receive, with the approval of a majority vote of the Members, advances from the Company to cover the costs of defending any claim or action against them relating to their acts or omissions as a Member, or as an affiliate, agent, employee, advisor, consultant or other independent contractor of the Company or a Member or otherwise relating to the Company; provided, however, that such advances shall be repaid to the Company (with Interest thereon at an annual rate equal to the prime rate in effect from time to time as reflected in The Wall Street Journal but not to exceed the maximum permitted by applicable law), if the Member or the Company's or the Member's affiliate, agent, employee, advisor, consultant or other independent contractor that receives such advance is found by a court of competent jurisdiction upon entry of a final judgment to have violated any of the standards that preclude indemnification hereunder. All rights of the Member or the Company's or the Member's respective affiliates, agents, employees, advisors, consultants or other independent contractors to indemnification as herein provided shall survive the dissolution of the Company and the death, resignation, expulsion, incompetency, dissolution, liquidation or Bankruptcy of the Member or any such other person, and shall inure to the benefit of their heirs, personal representatives, successors and assigns.

            (c) In the event the indemnification obligation of this Section shall be deemed unenforceable to any extent by a court of competent jurisdiction, such unenforceable portion shall be modified or stricken so as to give effect to this Section to the fullest extent permitted by law.

            (d) The right of indemnification hereby provided shall not be exclusive of or affect any other rights that the Member or any of its affiliates may have. Nothing contained in this Section shall limit any lawful right to indemnification existing independently of this Section.

            (e) Any amount that a Member or the Company's or the Member's respective affiliates, agents, employees, advisors, consultants or other independent contractors is entitled to receive hereunder shall be paid only out of and to the extent of the Company's then assets, including any insurance proceeds available to the Company for such purposes. No Member shall be liable for the payment of any amount that a Member or an affiliate, agent, employee, advisor, consultant, or other independent contractor of the Company or the Member is entitled to receive hereunder, nor to make any capital contribution to the Company, or return any capital distribution made to such person or entity by the Company, nor to restore any negative capital account balance of that Member in order to enable the Company to make any payment hereunder.

      17. Dissolution. The Company shall be dissolved upon the earliest to occur of (i) the Members' unanimous written consent, (ii) entry of a decree of judicial dissolution under the Act, or (iii) the date set forth in the Articles of Organization. The death, expulsion, resignation, dissolution, incompetency, or bankruptcy of a Member or any other event that terminates the continued membership of a Member shall not cause a dissolution of the Company, because the remaining Members hereby unanimously consent to continue the business of the Company upon the happening of such event. Upon any dissolution, the Company's business shall be wound up, its liabilities satisfied, and any balance, less reasonable reserves, shall be distributed to the Members in accordance with their positive capital accounts.

      18. Miscellaneous Provisions.

            (a) Governing Law. This agreement and the rights and liabilities of the parties shall be determined in accordance with the laws of the Commonwealth of Virginia.

            (b) Captions. Captions contained in this agreement are inserted only as a matter of convenience and in no way define, limit, extend, or describe the scope or intent of this agreement or any Section or provision hereof.

            (c) Construction. Whenever the context may require, each pronoun used herein shall include the corresponding masculine, feminine, or neuter forms, and the singular form of each noun or pronoun shall include the plural, and vice versa.

            (d) Severability. Every provision of this agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of the terms or provisions of this agreement.

            (e) Successors. Subject to the limitations on transferability contained herein, each and all of the terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the personal representatives, successors, heirs, and assigns (including an assignee of all or part of any interest in the Company) of the parties hereto.

            (f) Execution and Counterparts. This agreement and any amendment hereto may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute but one agreement. In addition, this agreement may be executed through the use of counterpart signature pages. The signature of any party on any counterpart agreement or counterpart signature page shall be deemed to be a signature to, and may be appended to, one document.

            (g) Third Party Beneficiary. No provision of this agreement is intended to be for the benefit of any creditor or other person to which any debt, liability, or obligation is owed by (or that otherwise has any claim against) the Company or any Member, and no creditor or other person shall obtain any right under any of the foregoing provisions, nor shall any such person solely by reason of any of the foregoing provisions make any claim in respect of any debt, liability, or obligation (or otherwise) against the Company or any Member.

            (h) Investment Representation. By executing this agreement, each Member represents and warrants that such Member's interest in the Company is being acquired by it for its own account for investment and not with a view to resale or distribution thereof and that the Member is fully aware that each other Member and the Company are relying upon the truth and accuracy of this representation and warranty.

            (i) Entire Agreement. This agreement constitutes the sole operating agreement among the Members, and supersedes and cancels any prior agreements, representations, warranties, or communications, whether oral or written, among the Members relating to the affairs of the Company and the conduct of the Company's business. No amendment or modification of this agreement shall be effective unless approved in writing as provided herein.

      19. Notices; Consents, etc. Any notice, consent, election, approval, payment, demand, or communication required or permitted to be given by this agreement shall be in writing and shall be deemed to have been sufficiently given or served for all purposes only when delivered personally to or actually received by the party or an officer of the entity to which directed or ten (10) days after having been sent by registered or certified mail, postage and charges prepaid, addressed to the address for the notified party contained in the Company's records. Any Member may change its address for purposes of this agreement by giving the Company and each other Member notice of such change, in the manner set forth above.

      20. Amendment. This agreement may be amended at any time upon a unanimous vote of the Members, but such amendment shall be effective only when reduced to writing and signed by all Members.

      21. This Amendment. The Operating Agreement of the Company previously entered into as of the 24th day of February 1997 is hereby amended in its entirety to read as above, effective as of the date of this agreement.


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

      IN WITNESS WHEREOF, the undersigned have caused this agreement to be executed as of the day, month, and year first above written.


                                    Member:

                                    BMC Holdings, LLC

                                    By:  Brill Media Company, LLC
                                         Manager


                                          By: /s/ Alan R. Brill
                                              -------------------------
                                              a duly authorized officer


                                    Member:

                                    Northern Colorado Management, Inc.


                                    By: /s/ Alan R. Brill
                                        ----------------------------
                                        a duly authorized officer


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

                                    EXHIBIT A

                                                Capital
Name                                            Contribution
----                                            ------------

BMC Holdings, LLC                               $990.00

Northern Colorado Management, Inc.              $ 10.00


      This is Exhibit A to the Amended Operating Agreement of Northern Colorado Holdings, LLC as of the 10th day of December, 1997.


                                    Member:

                                    BMC Holdings, LLC

                                    By:  Brill Media Company, LLC
                                         Manager


                                          By: /s/ Alan R. Brill
                                              --------------------------
                                              a duly authorized officer


                                    Member:

                                    Northern Colorado Management, Inc., a
                                     Virginia corporation


                                    By: /s/ Alan R. Brill
                                        ---------------------------
                                        a duly authorized officer


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

                         NORTHERN COLORADO HOLDINGS, LLC
                              CERTIFICATE REGISTER

================================================================================
Certi-                           Number
ficate                           Shares/     Date         Transfer   To Whom
Number           Owner           Votes       Issued       Date       Transferred
--------------------------------------------------------------------------------
   1       BMC Holdings, LLC       990       12/22/97
--------------------------------------------------------------------------------
           Northern Colorado
   2       Management, Inc.         10       12/22/97
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================


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